LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is made and entered into as of the 1st day of August, 2007 by and between Baseline Capital, Inc. (“Lender”), Permian Legend Petroleum LP (“Borrower”), and Permian Leger d LLC (“Guarantor”), with reference to the following facts:

A. Contemporaneously with the execution of this Agreement, Borrower is acquiring interests in certain oil and gas properties, pipe and equipment from Ward Energy LP and affiliated sellers (the "Acquisition”).

B. A portion of the purchase price in the Acquisition is being funded by the proceeds of a loan from American State Bank (the “Bank”) to Borrower (the “Senior Debt”).

C. Borrower and Guarantor have requested that Lender loan to Borrower up to $500,000.00 to fund a portion of the purchase price in the Acquisition and provide working capital for workovers and similar operations, and Lender has agreed to make such loan pursuant and subject to the terms of this Agreement and the other Loan Documents (as defined herein).

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements set forth herein and in the other Loan Documents, the parties hereto agree as follows:

1. Closing.

(a) Closing of the loan contemplated hereby (“Closing”) shall occur contemporaneously with the closing of the Acquisition. Closing shall occur at the offices of Lender, or at such other time or place as agreed upon by the parties. At Closing, Borrower shall deliver to Lender the following fully executed documents (as such capitalized terms are defined herein):

(i) This Agreement.

(ii) (iii) (iv)	The Note. The Security Documents. The Guaranty.

(v) A copy of the resolutions of Borrower and Guarantor authorizing this transaction and the Acquisition, certified by the general partner of Borrower.

(b) Closing shill be conditioned upon Lender’s receipt of the foregoing documents and upon the following:

(i) Borrower obtaining the loan from Bank constituting the Senior Debt pursuant to lean documents acceptable to Lender.

(ii) The contemporaneous consummation of the Acquisition.

(iii) Lender shall have received certificates of existence and good standing of Borrower and Guarantor.

(iv) Borrower and its affiliates and related parties shall not be in default of any obligations owed to Lender.

2. Loan and Collateral

(a) In conjunct on with the execution of this Agreement, Borrower will execute and deliver to Lender a Promissory Note dated as of the date of this Agreement in the maximum principal amount of $500,000.00 payable to Lender in substantially the form attached hereto as Exhibit “A” (which Promissory Note along with any renewals, extensions and amendments thereto is hereinafter referred to as the “Note”). Borrower shall be entitled to an initial advance of $350,000.00 in principal amount under the Note at Closing, and subsequent advances (each, an “Advance”) after Closing up to an aggregate principal amour{ together with the initial advance of $500,000.00, as follows: (i) each Advance must be at least $20,000.00, (ii) Borrower shall provide Lender with a written request for each Advance at least five (5) days prior to funding of such Advance, which must set forth a proper use of proceeds (as provided in Section 8(i) hereof), (iii) no default or Event of Default shall have occurred under this Agreement or any other Loan Document, (iv) each Advance is subject to and contingent upon Lender determining, in its discretion, that Borrower is creditworthy, and (v) Borrower and its affiliates and related parties shall not be in default of any obligations owed to Lender. No Advances will be made after the expiration of six (6) months from the date of this Agreement.

(b) In consideration of the extension of credit under the Note and to secure all amounts owing under the Note and any other indebtedness now or hereafter owed by Borrower to Lender (collectively, the “Indebtedness”), Guarantor shall execute and deliver to Lender a guaranty of the Indebtedness (the “Guaranty”) and Borrower will execute and deliver to Lender (i) a Subordinated Deed of Trust covering al] of Borrower’s oil and gas properties (the “Mortgaged Properties”), and (ii) a Security Agreement covering all of the non-real property assets of Borrower other than those assets located on the Mortgaged Properties (the “Pledged Assets”) (said Deed of Trust and Security Agreement are referred to collectively herein as the “Security Documents”). The Note, this Agreement, the Security Documents, the Guaranty and all other documents or instruments related thereto. are referred to herein as the “Loan Documents”.

3. Senior Debt. So long as any Indebtedness is owed to Lender by Borrower, Borrower agrees not to seek or agree to an increase of the total amount owed or available to be borrowed under a borrowing base or otherwise by Borrower from Bank to a total amount in excess of $1,600,000.00 without the prior written consent of Lender.

4. Payout Interests. la conjunction with the execution of the Loan Documents and various services provided by Base Line in connection with the Acquisition and the Senior Debt, Borrower shall execute two (2) Assignments from Borrower to Lender assigning to Lender 15% and 20%, respectively, of Borrower’s right, title and interest in and to the Mortgaged Properties in substantially the form and substance attached hereto as Exhibit “B" (the “Assignments”) and deliver said Assignments to Lender to be held by Lender until Payout, and Borrower shall also execute and deliver to Lender a Memorandum of Assignment in substantially the form of Exhibit "C" to be filed of record to evidence Lender’s interest in the Mortgaged Properties as provided herein and in the Assignments. Upon Borrower’s full payment to Lender of any and all principal, interest and other costs, expenses and fees under the Loan Documents (“Payout”) (a) on or before 11:59 p.m. on August 1, 2008, Lender will be entitled to the Assignment of 15% of Borrower’s right, title and interest in and to the Mortgaged Properties, or (b) after 11:59 p.m. on August 1, 2008, Lender will b!, entitled to the Assignment of 20% of Borrower’s right, title and interest in and to the Mortgaged Properties. Upon Payout, Lender may file of record the Assignment to which Lender is entitled pursuant to the foregoing, and Borrower shall cause the Bank to release any lien or interest it may have in such assigned interest. Said Assignment will be free and clear of any and all liens and other encumbrances. In the event Borrower is unable to obtain a release from the Bank of its lien as to the interest assigned within 30 days from the date of Borrower’s full payment of the obligations under the Loan Documents, Borrower agrees to pay Lender liquidated damages of $75,000.00 within said 30-day period and $5,000.00 per month as additional liquidated damages for every month thereafter that a release of the Bank’s lien is not delivered. The liquidate) damages are in addition to any and all revenue which Lender and/or its assigns is entitled to under the terms and conditions of the Assignment. Borrower further agrees to execute and deliver such other documents and instruments, including without limitation assignments of federal and state leases, which Lender requests with respect to the matters discussed in this Section 4, and shall execute and deliver to Lender together with this Agreement a Limited Power of Attorney in substantially the form of Exhibit “D" authorizing Lender to execute and deliver such documents and instruments on behalf of and in the name of Borrower.

5. Adverse Condition or Event. Each of Borrower and Guarantor agrees to promptly advise Lender in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect the financial condition or operations of Borrower or Guarantor, or Lender’s rights under the Loan Documents, (ii) any litigation filed by or against Borrower or Guarantor, (iii) any event that has occurred that would constitute a default or event of default under any Loan Document, and (iv) any event that has occurred that would constitute a default or an event of default under any other indebtedness or material agreement of Borrower or Guarantor.

6. Service Fee. Borrower agrees to pay Lender at closing a fee of $7,500.00 in consideration for Lender’s commitment and consulting and other services provided by Lender in connection with Borrower’s acquisition of the Mortgaged Properties, and to pay Lender a continuing service fee of $1,000 00 per month during the term of the Note for such services following the Acquisition.

7. Representations and Warranties. Each of Borrower and Guarantor represents and warrants to Lender as follows:

(a) Good Standing. Borrower is a limited partnership, duly organized, validly existing and in good standing under the laws of the state of Texas. Guarantor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Texas. Each of Borrower and Guarantor has qualified as a foreign entity and is in good standing in each other state or jurisdiction wherein its operations, transaction of business or ownership of property make such qualification necessary.

(b) Authority and Consents. Each of Borrower and Guarantor has full power and authority to execute and deliver the Loan Documents to which it is a party and to perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower and Guarantor. Guarantor is the only general partner of Borrower and the persons signing as limited partners of Borrower are the only limited partners of Borrower. The persons signing on behalf of Guarantor are the only Members and Managers of Guarantor. No consent or approval of or notice to any public authority or other third party is required in connection with any Loan Document, the transaction contemplated by the Loan Documents or the Acquisition.

(c) Binding Agreement. This Agreement and the other Loan Documents executed by each of Borrower and Guarantor constitutes valid and legally binding obligations of each of Borrower and Guarantor, as applicable, enforceable in accordance with their terms.

(d) Litigation. There is no litigation or similar proceeding involving Borrower or Guarantor pending or, to the knowledge of Borrower or Guarantor, threatened before any court or governmental authority, agency or arbitration authority.

(e) No Conflicting Agreements. There is no provision in any agreement or other document pertaining to the organization, power or authority of either Borrower or Guarantor and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or Guarantor, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

(f) Ownership of Assets. Borrower has good and defensible title to all of its assets free and clear of liens, claims and other encumbrances, except liens on the Mortgaged Properties securing the Senior Debt.

(g) Taxes. All taxes and assessments due and payable by each of Borrower and Guarantor have been paid or are being contested in good faith by appropriate proceedings. Each of Borrower and Guarantor has filed all tax returns which it is required to file.

(h) Financial Statements. The financial statements of Borrower and Guarantor heretofore delivered to Lender have been prepared on a consistent basis throughout the period involved and fairly present Borrower’s and Guarantor’s financial condition as of the date pr dates thereof, and there has been no material adverse change in its financial condition or operations since the dates of such financial statements. There are no liabilities of Borrower or Guarantor which are not reflected in such financial statements.

(i) Information. The recitals set forth at the beginning of this Agreement and all factual information furnished by Borrower and Guarantor to Lender in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

(j) Environmental. The conduct of Borrower’s and Guarantor’s business operations and the condition of their assets does not and will not violate any federal laws, rules or ordinances for environmental protection, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment, except where such matter would not have a material adverse effect on Borrower or Guarantor.

(k) Permits. Each of Borrower and Guarantor has all permits, licenses, certifications and similar authorizations, has made all filings and obtained all consents (collectively, the "Permits”) necessary and appropriate for the conduct of its business and ownership of its assets.

(l) Compliance. Each of Borrower and Guarantor is in compliance with all laws, rules and regulations applicable to its business, properties or transactions.

(m) Payout Interests. The value of the interests covered by the Assignments is currently uncertain and speculative due to the risks associated with the Mortgaged Properties and the oil and gas business, and the period of time prior to Payout. Borrower and Guarantor acknowledge receipt of various services rendered by BaseLine in connection with the Acquisition and the Senior Debt in partial consideration of the Assignments.

8. Affirmative Covenants. Until full payment and performance of all obligations of Borrower and Guarantor under the Loan Documents, each of Borrower and Guarantor will, unless Lender consents otherwise in writing (and without limiting any obligation of Borrower and Guarantor under any other Loin Document):

(a) Financial Statements and Other Information.

(i) Furnish to Lender unaudited financial statements (including a balance sheet and profit and loss statement) of Borrower and Guarantor, prepared in accordance with generally accepted accounting practices for each fiscal year within 90 days after the close of each such fiscal year, which shall include a statement of cash flow and contingent obligations.

(ii) If financial statements in addition to annual financial statements are delivered or required to be delivered to Bank, Borrower shall furnish to Lender unaudited financial statements (including a balance sheet and profit and loss statement) of Borrower and Guarantor for each quarter within thirty (30) days after the close of each fiscal quarter, which shall include a statement of cash flow and contingent obligations and a certification by the general partner of Borrower as to accuracy, completeness and consistent application of generally accepted accounting practices.

(iii) Furnish to Lender copies of Borrower’s and Guarantor’s tax returns.

(iv) Furnish to Lender upon (A) any default hereunder, and (B) at least once every twelve (12) months, an oil and gas reserve evaluation as of said dates covering Borrower’; oil and gas properties, prepared by independent petroleum engineers acceptable: to Lender at Borrower’s expense.

(v) Furnish to Lender copies of all agreements, documents and correspondence between Borrower and Guarantor and Bank related to the Senior Debt.

(vi) Furnish to Lender promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower and Guarantor, from time to time, as Lender may reasonably request.

(b) Insurance. maintain insurance with responsible insurance companies and in such amounts as are satisfactory to Lender and providing for at least 30 days prior notice to Lender before any cancellation thereof Satisfactory evidence of such insurance will be supplied to Lender upon request.

(c) Existence and Compliance. Maintain its existence, good standing and qualification to do business where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

(d) Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner. Promptly upon payment and otherwise upon request of Lender, Borrower and Guarantor shall provide to Lender evidence of payment of all taxes.

(e) Maintenance and Inspection. Maintain its assets in good condition and repair, and provide access to Lender, upon reasonable prior notice by Lender and during normal business hours, to inspect its assets and all records of Borrower and Guarantor.

(f) Environmental. Immediately advise Lender in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any hazardous materials affecting either Borrower or Guarantor or their respective assets; and (ii) all claims made or threatened by and third party against it relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any hazardous materials. Borrower and Guarantor shall immediately notify Lender of any remedial action taken by either of them under environmental laws, regulations or agreements. Borrower and Guarantor will not use or permit any other party to use any hazardous materials at their respective premises except such materials as are inc dental to its normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Each of Borrower and Guarantor agrees to (I) permit Lender, its agents, contractors, employees and representatives to enter and inspect its premises at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure compliance with this covenant and Borrower and Guarantor shall reimburse Lender on demand for the costs of any such environmental investigation and audit; and (II) provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any hazardous materials used, generated, manufactured, stored or disposed of by its business operations within five (5) days of Lender’s request therefor.

(g) Title to Assets. Each of Borrower and Guarantor shall maintain good and defensible title to all of its assets, free and clear of all liens, claims and other encumbrances except for those on the Mortgaged Properties securing the Senior Debt, and shall provide to Lender evidence of such title upon request.

(h) Permits. Each of Borrower and Guarantor shall maintain all Permits necessary and appropriate for the conduct of its business and ownership of its assets.

(i) Use of Proceeds. Borrower agrees to use the loan proceeds along with the loan proceeds under the Senior Debt for the purpose of completing the Acquisition and performing workover and similar operations on the Mortgaged Properties.

9. Negative Covenants. Until full payment and performance of all obligations of Borrower and Guarantor under the Loan Documents, each of Borrower and Guarantor will not, without the prior written consent of Lender (and without limiting any obligation of Borrower and Guarantor under any other Loan Documents):

(a) Transfer of Assets or Change of Control. (i) Sell, lease, assign or otherwise dispose of or transfer any interest in any of its assets, other than in the ordinary course of business, (ii) enter into any merger, consolidation or similar transaction, or (iii) allow a Change of Control (as defined herein) of Borrower or Guarantor. As used herein, “Change of Control” means, with respect to Borrower or Guarantor, an event or series of events by which the holders of the ownership interests of Borrower or Guarantor as of the date of this Agreement cease to own and control, directly and indirectly, at least fifty-one percent (51%) of such ownership interests of Borrower or Guarantor, a change of general partner of B mower or a material change of the management personnel of Guarantor.

(b) Liens. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except for liens securing the Senior Debt, fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise, or incur or permit any indebtedness to ‘De secured by its assets other than the Senior Debt to Bank permitted by Section 3.

(c) Restrictions on Dividends, Distributions and Payments. Upon any Event of Default, Borrower and Guarantor shall not make any dividends, distributions, compensation or other payments to any of its partners, members or other equity holders, directly or indirectly.

(d) Extensions o Credit. Investments. Make any loan or advance to any person or entity, or purchase or otherwise acquire, any capital stock, assets, obligations or other securities or make an:’ capital contribution to, or otherwise invest or acquire any interest in any entity, or participate as a partner or joint venturer with any person or entity, except for the purchase of direct obligations of the United States or any agency thereof with maturities of less than one year.

(e) Other Debt. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, a surety or guarantor for the debt of another or otherwise), except for normal trade debts incurred in the ordinary course of business, the Indebtedness and the Senior Debt.

(f) Character of Business. Change the general character of its business as conducted on the date of this Agreement, or engage in any type of business not reasonably related to its business as presently conducted.

(g) Transfer of Securities/Change of Control. Guarantor shall not transfer any of its ownership interests in Borrower, and there shall not be any Change of Control of Borrower or Guarantor, without the prior written consent of Lender, which shall not be unreasonably withheld, and the execution and delivery of such guaranties, Loan Document amendments, and other documents and instruments as are requested by Lender.

10. Arbitration. Lender, and Borrower and Guarantor agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement, any other Loan Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association (“AAA”). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in Midland, Texas. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any security agreement, deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness of reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

11. Default. Borrower and Guarantor shall be in default under this Agreement and under each of the other Loan Documents upon the occurrence of any of the following (an “Event of Default”):

(a) Borrower defaults in the payment of any amounts due and owing under the Note;

(b) either Borrower or Guarantor fails to timely and properly observe, keep or perform any term, covenant, agreement or condition of this Agreement or in any other Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, mortgage, assignment or other contract securing, guaranteeing or evidencing payment of an indebtedness of Borrower or Guarantor to Lender, or if a default or an event of default shall occur under any Loan Document, or if a default or an event of default shall occur ender any material agreement of Borrower or Guarantor;

(c) a default or en event of default shall occur under or in connection with the Senior Debt from Bank;

(d) any representation, warranty or statement made by Borrower or Guarantor herein, in any of the other Loan Documents or in any certificate furnished to Lender hereunder shall be breached or shall prove to be untrue or misleading in any material respect at the time when made;

(e) Borrower or Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets; (ii) be unable, or admit in writing its inability, to pay its debts as they become due; (iii) make a general assignment for tl-w benefit of creditors; (iv) be adjudicated as bankrupt or insolvent or file a voluntary petition in bankruptcy; (v) file a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency law; (vi) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or (vii) take any action (corporate or otherwise) for the purpose of effecting any of the foregoing;

(f) an order, judgment or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or Guarantor or appointing a receiver, trustee or liquidator of Borrower or Guarantor or of all or a substantial part of their respective assets, and such order, judgment or decree shall continue unstayed in effect for any period of forty-five (45) consecutive days;

(g) any lien for failure to pay income, payroll, FICA or similar taxes shall be filed by any governmental authority against Borrower or Guarantor or any of their respective assets;

(h) default shall occur in the payment of any indebtedness of Borrower or Guarantor aggregating $50,000.00 or more under any note, loan agreement or credit agreement and such default shall continue for more than the period of grace, if any, specified therein, or any such indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;

(i) any final judgment or judgments for the payment of money in the amount of $50,000.00 or more, in the aggregate, shall be rendered against Borrower or Guarantor and shall not be satisfied or discharged at least thirty (30) days prior to the date on which any of its assets could 13,a lawfully sold to satisfy such judgment or judgments;

(j) a Change of Control shall occur;

(k) any event that, in the reasonable good faith estimation of Lender, threatens the value of any collateral securing the Indebtedness or casts doubt on the ability of Borrower to repay the Indebtedness; or

(l) the dissolution of Borrower or Guarantor.

12. Remedies Upon Default. If an Event of Default shall occur, Lender shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or n equity, including, without limitation, the right to declare the Indebtedness immediately due and payable; provided, that in connection with any default or Event of Default related to the insolvency of Borrower or Guarantor or any debtor relief laws, the full amount of the Indebted less shall automatically become fully due and payable.

13. Notices. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement or any other Loan Document must be in writing delivered to the other party at the following address:

Borrower and Guarantor	Permian Legend Petroleum LP Permian Legend LLC 3327 W. Wadley Ave., Suite 3, #267 Midland, Texas 79707 Fax: (432) 685-1307
Lender:	BaseLine Capital, Inc. 508 West Wall Street, Suite 775 Midland, Texas 79701 Fax: (432) 687-1372

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made (a) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid; or (b) if sent by any other means, upon delivery.

14. Costs, Expenses ant Attorneys’ Fees. Borrower shall pay to Lender immediately upon demand the full amount of all reasonable costs and expenses, including reasonable attorneys’ fees incurred at any time by Lender (whether before, after or during the loan closing) in connection with (a) the Loan, (1)) the negotiation and preparation of this Agreement and each of the Loan Documents and any rights, remedies or interests hereunder or thereunder, (c) the maintenance, renewal or collection of the Loan or any rights or remedies under any Loan Documents, and (d) all other costs and attorneys’ fees incurred by Lender for which Borrower is obligated to reimburse Lender in accordance with the terms of the Loan Documents.

15. Savings Clause. All agreements between Borrower, Guarantor and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency shall the interest paid or agreed to be paid to Lender exceed the maximum amount permitted under applicable law. If, under any circumstance whatsoever, interest would otherwise be payable to Lender at a rate in excess of the highest lawful rate, then the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law, and if under any circumstance whatsoever Lender shall ever receive anything of value deemed interest by applicable law which would exceed interest at the highest lawful rate, then any excessive interest paid shall be applied to the reduction of the aggregate principal amount of the Note and any other obligation owing under the Loan Documents and not to the payment of interest or if such excess interest exceeds all amounts due and owing under the Loan Documents, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the obligations of Borrower to Lender (including the period of any renewal or extension).

16. Miscellaneous. Borrower, Guarantor and Lender further covenant and agree as follows, without limiting any obligation of Borrower and Guarantor of any other Loan Document:

(a) Cumulative Rights and Waiver of Notice. Each and every right granted to Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Each of Borrower and Guarantor expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower or Guarantor shall, of itself, entitle Borrower or Guarantor to any other or future notice or demand in similar or other circumstances.

(b) APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, AND ARE PERFORMABLE IN MIDLAND, MIDLAND COUNTY, TEXAS.

(c) Amendment and Binding Effect. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower or Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon each of Borrower and Guarantor and its respective successors and assigns, and inures to the benefit of Lender, its participants, successors and assigns; however, no assignment or other transfer of Borrower’s or Guarantor’s rights or obligations hereunder shall be made or be effective without Lender’s prior written consent, nor shall it relieve Borrower or Guarantor of any obligations hereunder.

(d) Documents and Further Assurances. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and content satisfactory to Lender and its counsel. Each of Borrower and Guarantor agrees to execute and deliver to Lender such additional documents and instruments as Lender may request to evidence and complete the transactions contemplated hereby.

(e) Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

(f) INDEMNIFICATION. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, BORROWER AND GUARANTOR SHALL INDEMNIFY, DEFEND AND HOLD LENDER AND ITS OFFICERS, EMPLOYEES, AGENTS, SHAREHOLDERS, DIRECTORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “BASELINE PARTIES”) HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, SUITS, LOSSES, DAMAGES, ASSESSMENTS, FINES, PENALTIES, COSTS OR OTHER EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT COSTS) ARISING FROM OR IN ANY WAY RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING BUT NOT LIMITED TO ANY OPERATIONS OR OPERATIONAL DECISIONS, OR ACTUAL OR THREATENED DAMAGE TO THE ENVIRONMENT, AGENCY COSTS OF INVESTIGATION, PERSONAL INJURY OR DEATH, OR PROPERTY DAMAGE, DUE TO A RELEASE OR ALLEGED RELEASE OF HAZARDOUS MATERIALS, ARISING FROM BORROWER’S OR GUARANTOR’S BUSINESS OPERATIONS, ANY OTHER PROPERTY OWNED BY BORROWER OR GUARANTOR OR IN THE SURFACE OR GROUND WATER ARISING FROM BORROWER’S OR GUARANTOR’S BUSINESS OPERATIONS, OR GASEOUS EMISSIONS ARISING FROM BORROWER’S OR GUARANTOR’S BUSINESS OPERATIONS OR ANY OTHER CONDITION EXISTING OR ARISING FROM BORROWER’S OR GUARANTOR’S BUSINESS OPERATIONS RESULTING FROM THE USE OR EXISTENCE OF HAZARDOUS MATERIALS, WHETHER SUCH CLAIM PROVES TO BE TRUE OR FALSE. EACH OF BORROWER AND GUARANTOR FURTHER AGREES THAT ITS INDEMNITY OBLIGATIONS SHALL INCLUDE, BUT ARE NOT LIMITED TO, LIABILITY FOR DAMAGES RESULTING FROM THE PERSONAL INJURY OR DEATH OF AN EMPLOYEE OF BORROWER OR GUARANTOR, REGARDLESS OF WHETHER BORROWER OR GUARANTOR HAS PAID THE EMPLOYEE UNDER THE WORKMEN’S COMPENSATION LAWS OF ANY STATE OR OTHER SIMILAR FEDERAL OR STATE LEGISLATION FOR THE PROTECTION OF EMPLOYEES. THE TERM "PROPERTY DAMAGE” AS USED IN ‘IRIS PARAGRAPH INCLUDES, BUT IS NOT LIMITED TO, DAMAGE TO ANY REAL OR PERSONAL PROPERTY OF BORROWER OR GUARANTOR, THE LENDER, THE BASELINE PARTIES AND OF ANY THIRD PARTIES. THE BORROWER’S AND GUARANTOR’S OBLIGATIONS UNDER THIS PARAGRAPH SHALL SURVIVE THE REPAYMENT OF THE INDEBTEDNESS AND ANY DEED IN LIEU OF FORECLOSURE OR FORECLOSURE OF AI` Y DEED OF TRUST, SECURITY AGREEMENT OR MORTGAGE SECURING THE INDEBTEDNESS. THE PARTIES HERETO INTEND FOR THE PROVISIONS OF THIS PARAGRAPH TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY CLAIMS INDEMNIFIED AGAINST IN THIS PARAGRAPH.

(g) Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Indebtedness and shall continue in full force and effect so long as the Indebtedness is outstanding.

(h) Participation of Loan. Borrower and Guarantor agree and consent to Lender transferring participation interests in this Agreement, the Note and the other Loan Documents to participants selected by Lender in its sole discretion, and to Lender providing any information or documents to any such participant. Participated interests may be held in the name of the participants or in Lender’s name on behalf of such participants, and each of Borrower and Guarantor agrees to execute and deliver such documents and instruments as Lender may request in connection with such participations.

(i) Entire Agreement. This Agreement along with the Note, the Security Documents, the Guaranty aid the other Loan Documents contain the entire understanding among the Borrower, Guarantor and Lender with respect to the subject matter contained herein. Neither this Agreement nor a portion of the provisions hereof maybe changed, modified, amended, waived, supplemented, discharged, canceled or terminated by any course of conduct or in the manner other than an agreement in writing. If there are any conflicts or inconsistencies between this Agreement, the Note, the Security Documents, the Guaranty or any of the other Loan Documents, this Agreement shall prevail and control.

(j) Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one Agreement. Faxed signatures shall be treated is and deemed original signatures and shall be binding for all purposes.

(k) Joinder of Owners. The partners of Borrower and members of Guarantor are joining in this Agreement for the purpose of acknowledging and agreeing to the representations, warranties and covenants of Borrower and Guarantor set forth herein.

[Remainder of Page Intentionally Left Blank]

NOTICE OF FINAL AGREEMENT

THIS AGREEMENT, THE NOTE, THE SECURITY DOCUMENTS, THE GUARANTY AND/OR ANY AND ALL OTHER DOCUMENTS EXECUTED AT OR NEAR THE TIME OF EXECUTION OF THIS DOCUMENT CONSTITUTE A “LOAN AGREEMENT” AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

LENDER:

BASELINE CAPITAL, INC., a Texas corporation

By:
Karl J. Reiter, President

BORROWER:

PERMIAN LEGEND PETROLEUM LP

By: Permian Legend LLC, its general partner

By:

Ronnie L. Steinocher, Manager

By:

Lisa P. Hamilton, Manager

By: Pierce-Hamilton Energy Partners LP, its Limited

Partner

By: Muscoda Hill Energy LLC, its general partner,

By:
Lisa P. Hamilton, President

By:

Ronnie L. Steinocher, Limited Partner

[signatures continued on next page)

GUARANTOR:

PERMIAN LEGEND LLC

By:

Ronnie L. Steinocher, Member and Manager

By:

Lisa P. Hamilton, Manager

By: Pierce-Hamilton Energy Partners, LP, its Member

By: Muscoda Hill Energy LLC, its general

partner

By:

Lisa P. Hamilton, President